AMERICAN CONSUMERS, INC.
                       NET INCOME (LOSS) PER COMMON SHARE

                                   EXHIBIT 11

                                                          THIRTEEN WEEKS ENDED
                                                       ---------------------------
                                                       September 2,    August 27,
                                                           2006           2005
                                                       -------------  ------------
Net income (loss) for computing loss per common share  $      20,347  $    (3,901)
                                                       =============  ============


Weighted average number of common shares
  outstanding during each period                             796,257      803,988
                                                       =============  ============


Net income (loss) per common share                     $       0.026  $    (0.005)
                                                       =============  ============